Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Lynne Cox
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q3 2009 Financial Results
     SAN JOSE, Calif. — October 28, 2009 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the third quarter 2009.
     Cadence reported third quarter 2009 revenue of $216 million, compared to revenue of $232 million reported for the same period in 2008. On a GAAP basis, Cadence recognized a net loss of $14 million, or $(0.05) per share on a diluted basis, in the third quarter of 2009, compared to a net loss of $171 million, or $(0.67) per share on a diluted basis in the same period in 2008.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.

     Using this non-GAAP measure, net income in the third quarter of 2009 was $7 million, or $0.03 per share on a diluted basis, as compared to a net loss of $23 million, or $(0.09) per share on a diluted basis, in the same period in 2008.
     “The increased level of R&D engagement with customers is well received, and we are winning with technologies that address our customers’ need for better design productivity, increased predictability of schedule and results, and faster time-to-market,” said Lip-Bu Tan, president and chief executive officer.
     Added Kevin S. Palatnik, senior vice president and chief financial officer, “Third quarter results represent strong operational execution by the Cadence team. Sequential revenue growth met expectations, operating profitability improved significantly and we ended the quarter with more than $570 million in cash.”
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
     For the fourth quarter of 2009, the company expects total revenue in the range of $215 million to $225 million. Fourth quarter GAAP net loss per diluted share is expected to be in the range of $(0.08) to $(0.06). Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.02 to $0.04.
     For the full year 2009, the company expects total revenue in the range of $845 million to $855 million. On a GAAP basis, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.66) to $(0.64). Using the non-GAAP measure defined below, net loss per diluted share for fiscal 2009 is expected to be in the range of $(0.10) to $(0.08).
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to the non-GAAP net income or net loss and diluted net income or net loss per share is included with this release.

Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s President and Chief Executive Officer, and Kevin S. Palatnik, Cadence’s Senior Vice President and Chief Financial Officer, will host a third quarter 2009 financial results audio webcast today, October 28, 2009, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 28, 2009 at 5 p.m. (Pacific) and ending November 11, 2009 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s third quarter 2009 results, as well as the comments in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously announced restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the previously announced restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously announced restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; and (x) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended January 3, 2009, the company’s Quarterly Report on Form 10-Q for the period ended July 4, 2009, and the company’s future filings.

Adoption of accounting principles required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification
     On the first day of fiscal 2009, Cadence adopted new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification. Accordingly, Cadence has adjusted the applicable prior period balance sheets and statements of operations to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as non-cash interest expense. A reconciliation of Cadence’s as-adjusted Condensed Consolidated Balance Sheets as of January 3, 2009 and its as-adjusted Condensed Consolidated Statements of Operations for the three months and nine months ended September 27, 2008 to their respective statements as initially reported is included with this release.
GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the second half of fiscal 2008 and the first half of fiscal 2009, Cadence commenced restructuring programs that it expects to complete in the first half of 2010. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because Cadence does not undertake significant restructuring on a regular basis, and exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs because these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Cadence’s management also believes it is useful to exclude the equity in losses (income) from investments and write-down of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities. Finally, Cadence’s management also believes it is useful to exclude impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary because these do not occur on a regular basis and are not part of the company’s direct costs of operations.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with recording a valuation allowance against Cadence’s deferred tax assets. Cadence’s management believes it is useful to exclude the tax expense associated with this valuation allowance because Cadence does not expect changes in the valuation allowance of the magnitude recorded in the fourth quarter of 2008 to be recorded frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings because it resulted from an event that is not expected to occur frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock which Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition because these items are not directly related to Cadence’s operating performance and resulted from events that are not expected to occur frequently.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

     The following tables reconcile the specific items excluded from GAAP net loss and GAAP net loss per diluted share in the calculation of non-GAAP net income or net loss and non-GAAP net income or net loss per diluted share for the periods shown below:

	Three Months Ended
	October 3, 2009	September 27, 2008
Net Income (Loss) Reconciliation		(As Adjusted)*
(in thousands)	(unaudited)
Net loss on a GAAP basis	$(14,047)	$(170,656)
Amortization of acquired intangibles	4,391	10,754
Stock-based compensation expense	14,455	14,634
Non-qualified deferred compensation expenses	3,752	188
Restructuring and other charges (credits)	(175)	48,120
Cost related to a withdrawn acquisition proposal	—	3,153
Integration and acquisition-related costs	155	234
Amortization of debt discount	4,837	4,024
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	(2,913)	2,798
Losses on the sale of shares of withdrawn acquisition target company stock	—	9,379
Income tax related to repatriation of foreign earnings	—	71,047
Income tax effect of non-GAAP adjustments	(3,055)	(16,352)

Net income (loss) on a non-GAAP basis	$7,400	$(22,677)

*	Adjusted for the retrospective adoption of new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification.

	Three Months Ended
Diluted Net Income (Loss) per Share	October 3, 2009	September 27, 2008
Reconciliation		(As Adjusted)*
(in thousands, except per share data)	(unaudited)
Diluted net loss per share on a GAAP basis	$(0.05)	$(0.67)
Amortization of acquired intangibles	0.02	0.04
Stock-based compensation expense	0.05	0.06
Non-qualified deferred compensation expenses	0.01	—
Restructuring and other charges (credits)	—	0.19
Costs related to a withdrawn acquisition proposal	—	0.01
Amortization of debt discount	0.02	0.02
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	(0.01)	0.01
Losses on the sale of shares of withdrawn acquisition target company stock	—	0.04
Income tax related to repatriation of foreign earnings	—	0.28
Income tax effect of non-GAAP adjustments	(0.01)	(0.07)

Diluted net income (loss) per share on a non-GAAP basis	$0.03	$(0.09)

Shares used in calculation of diluted net loss per share —GAAP (A)	259,193	252,915
Shares used in calculation of diluted net income (loss) per share —non-GAAP (A)	262,553	252,915

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

*	Adjusted for the retrospective adoption of new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification.

     Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
     Although Cadence’s management finds the non-GAAP measure useful in evaluating the performance of Cadence’s business, reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
     Cadence’s management believes that presenting the non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which Cadence’s management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, Cadence’s management prefers to allow investors to have this supplemental measure since it may provide additional insights into the company’s financial results.
     Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
     Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
     Beginning December 18, 2009, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Fourth Quarter 2009 Earnings Release is published, which is currently scheduled for February 3, 2010.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
October 3, 2009 and January 3, 2009
(In thousands)
(Unaudited)

	October 3, 2009	January 3, 2009
		(As Adjusted)*
Current Assets:
Cash and cash equivalents	$570,617	$568,255
Short-term investments	4,756	3,840
Receivables, net of allowances of $15,208 and $7,524, respectively	195,468	298,665
Inventories	25,626	28,465
Prepaid expenses and other	64,694	54,765

Total current assets	861,161	953,990

Property, plant and equipment, net of accumulated depreciation of $630,155 and $625,010, respectively	313,398	354,852
Acquired intangibles, net of accumulated amortization of $122,677 and $134,688, respectively	33,438	49,082
Installment contract receivables, net of allowances of $9,724 and $0, respectively	64,859	160,742
Other assets	141,361	161,187

Total Assets	$1,414,217	$1,679,853

Current Liabilities:
Accounts payable and accrued liabilities	159,728	261,099
Current portion of deferred revenue	245,528	303,111

Total current liabilities	405,256	564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	108,941	130,354
Convertible notes	431,072	416,572
Other long-term liabilities	372,756	382,004

Total long-term liabilities	912,769	928,930

Stockholders’ Equity	96,192	186,713

Total Liabilities and Stockholders’ Equity	$1,414,217	$1,679,853

*	Adjusted for the retrospective adoption of new accounting principles, as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification, on the first day of fiscal 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended October 3, 2009 and September 27, 2008
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008
		(As Adjusted)*		(As Adjusted)*
Revenue:
Product	$96,932	$107,572	$286,295	$422,365
Services	26,669	32,873	83,684	98,763
Maintenance	92,521	92,043	262,374	290,151

Total revenue	216,122	232,488	632,353	811,279

Costs and Expenses:
Cost of product	6,405	11,829	23,828	39,241
Cost of services	21,139	25,677	69,602	78,083
Cost of maintenance	11,105	13,910	35,423	42,889
Marketing and sales	68,282	91,075	214,603	274,016
Research and development	88,049	112,486	273,394	357,929
General and administrative	28,732	32,937	101,311	105,608
Amortization of acquired intangibles	2,726	5,626	8,694	17,206
Restructuring and other charges (credits)	(175)	48,120	17,833	47,765
Write-off of acquired in-process technology	—	—	—	600

Total costs and expenses	226,263	341,660	744,688	963,337

Loss from operations	(10,141)	(109,172)	(112,335)	(152,058)

Interest expense	(7,278)	(7,042)	(21,592)	(20,696)
Other income (expense), net	2,917	(7,714)	(5,765)	(3,701)

Loss before provision (benefit) for income taxes	(14,502)	(123,928)	(139,692)	(176,455)

Provision (benefit) for income taxes	(455)	46,728	11,969	46,155

Net loss	$(14,047)	$(170,656)	$(151,661)	$(222,610)

Basic and diluted net loss per share	$(0.05)	$(0.67)	$(0.59)	$(0.87)

Weighted average common shares outstanding — basic and diluted	259,193	252,915	256,792	256,119

*	Adjusted for the retrospective adoption of new accounting principles, as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification, on the first day of fiscal 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended October 3, 2009 and September 27, 2008
(In thousands)
(Unaudited)

	Nine Months Ended
	October 3,	September 27,
	2009	2008
		(As Adjusted)*
Cash and Cash Equivalents at Beginning of Period	$568,255	$1,062,920

Cash Flows from Operating Activities:
Net loss	(151,661)	(222,610)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,334	96,037
Amortization of debt discount and fees	15,557	13,323
Stock-based compensation	43,690	57,678
Equity in loss from investments, net	369	823
Loss on investments, net	4,307	11,440
(Gain) loss on sale and leaseback of land and buildings	(122)	350
Write-down of investment securities	5,207	10,666
Write-off of acquired in-process technology	—	600
Tax benefit of call options	—	2,994
Impairment of property, plant and equipment	6,603	2,004
Deferred income taxes	(6,520)	(11,094)
Proceeds from the sale of receivables, net	5,827	48,124
Provisions for losses on trade and installment contract receivables and sales returns	18,668	462
Other non-cash items	(3,962)	(3,119)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	56,444	21,489
Installment contract receivables	122,302	46,198
Inventories	2,846	5,486
Prepaid expenses and other	(4,041)	(3,421)
Other assets	11,809	(1,849)
Accounts payable and accrued liabilities	(79,395)	(41,582)
Deferred revenue	(83,760)	(32,243)
Other long-term liabilities	(10,773)	35,972

Net cash provided by operating activities	24,729	37,728

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	139	53,783
Purchases of available-for-sale securities	—	(62,447)
Proceeds from the sale of long-term investments	—	3,250
Purchases of property, plant and equipment	(30,504)	(81,112)
Purchases of software licenses	(774)	(1,199)
Investment in venture capital partnerships and equity investments	(2,300)	(4,053)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(14,126)	(20,621)

Net cash used for investing activities	(47,565)	(112,399)

Cash Flows from Financing Activities:
Proceeds from receivable sale financing	—	17,970
Principal payments on receivable sale financing	(2,467)	—
Payment of convertible notes due 2023	—	(230,207)
Tax benefit from employee stock transactions	—	427
Proceeds from issuance of common stock	27,862	48,116
Stock received for payment of employee taxes on vesting of restricted stock	(4,055)	(3,693)
Purchases of treasury stock	—	(273,950)

Net cash provided by (used for) financing activities	21,340	(441,337)

Effect of exchange rate changes on cash and cash equivalents	3,858	4,841

Increase (decrease) in cash and cash equivalents	2,362	(511,167)

Cash and Cash Equivalents at End of Period	$570,617	$551,753

*	Adjusted for the retrospective adoption of new accounting principles, as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification, on the first day of fiscal 2009.

Cadence Design Systems, Inc.
As of October 28, 2009
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Loss Per Share
(Unaudited)

	Three Months Ending	Year Ending
	January 2, 2010	January 2, 2010
	Forecast	Forecast
Diluted net loss per share on a GAAP basis	$(0.08) to $(0.06)	$(0.66) to $(0.64)

Amortization of acquired intangibles	0.02	0.08
Stock-based compensation expense	0.05	0.22
Non-qualified deferred compensation expenses (credits)	—	(0.02)
Restructuring and other charges	0.01	0.08
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	0.04
Amortization of debt discount	0.02	0.07
Income tax effect of non-GAAP adjustments	—	0.09

Diluted net income (loss) per share on a non-GAAP basis	$0.02 to $0.04	$(0.10) to $(0.08)

Cadence Design Systems, Inc.
As of October 28, 2009
Impact of Non-GAAP Adjustments on Forward Looking Net Loss
(Unaudited)

	Three Months Ending	Year Ending
	January 2, 2010	January 2, 2010
($ in Millions)	Forecast	Forecast
Net loss on a GAAP basis	$(19) to $(15)	$(171) to $(167)

Amortization of acquired intangibles	4	20
Stock-based compensation expense	13	56
Non-qualified deferred compensation expenses (credits)	—	(4)
Restructuring and other charges	2	20
Integration and acquisition-related costs	—	1
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	10
Amortization of debt discount	5	19
Income tax effect of non-GAAP adjustments	1	24

Net income (loss) on a non-GAAP basis	$6 to $10	$(25) to $(21)

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2007					2008					2009
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3

Americas	48%	52%	41%	50%	49%	43%	48%	43%	45%	45%	42%	48%	43%
Europe	15%	17%	25%	17%	18%	24%	21%	23%	22%	22%	24%	21%	20%
Japan	27%	14%	22%	22%	21%	21%	19%	20%	18%	20%	19%	17%	23%
Asia	10%	17%	12%	11%	12%	12%	12%	14%	15%	13%	15%	14%	14%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2007					2008					2009
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3

Functional Verification	24%	24%	20%	26%	24%	22%	25%	22%	17%	22%	20%	23%	21%
Digital IC Design	26%	29%	27%	27%	27%	24%	24%	20%	26%	24%	19%	24%	19%
Custom IC Design	24%	24%	32%	25%	27%	26%	23%	26%	23%	24%	26%	25%	28%
Design for Manufacturing	7%	7%	6%	6%	6%	5%	7%	7%	7%	6%	9%	5%	9%
System Interconnect	10%	8%	7%	9%	8%	11%	10%	11%	12%	11%	12%	10%	11%
Services & Other	9%	8%	8%	7%	8%	12%	11%	14%	15%	13%	14%	13%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance

Cadence Design Systems, Inc.
Impact of Retrospective Adoption of the “Debt with Conversion and Other Options”
Subtopic of the FASB Accounting Standards Codification
On Previously Reported Condensed Consolidated Balance Sheets as of January 3, 2009
(In thousands)
(Unaudited)

	As of January 3, 2009
	As Previously			As
	Reported	Adjustments		Adjusted
Current assets	$954,548	$(558	)(A)	$953,990
Property, plant and equipment, net	351,961	2,891	(B)	354,852
Acquired intangibles, net	49,082	—		49,082
Installment contract receivables	160,742	—		160,742
Other assets	162,381	(1,194	)(C)	161,187

Total Assets	$1,678,714	$1,139		$1,679,853

Current liabilities	$564,210	$—		$564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	130,354	—		130,354
Convertible notes	500,178	(83,606	)(D)	416,572
Other long-term liabilities	382,004	—		382,004

Total long-term liabilities	1,012,536	(83,606)		928,930

Stockholders’ Equity:
Common stock and capital in excess of par value	1,562,079	97,223	(E)	1,659,302
Treasury stock, at cost	(695,152)	—		(695,152)
Accumulated deficit	(802,201)	(12,478	)(F)	(814,679)
Accumulated other comprehensive income	37,242	—		37,242

Total stockholders’ equity	101,968	84,745		186,713

Total Liabilities and Stockholders’ Equity	$1,678,714	$1,139		$1,679,853

(A)	This amount represents the cumulative adjustments to the current portion of debt issuance costs associated with Cadence’s Convertible Senior Notes.

(B)	This amount represents the cumulative capitalized interest related to the amortization of debt discount.

(C)	This amount represents the cumulative adjustments to the long-term portion of debt issuance costs associated with Cadence’s Convertible Senior Notes and the cumulative impact on the net deferred tax assets related to the amortization of debt discount.

(D)	This amount represents the remaining unamortized debt discount on Cadence’s Convertible Senior Notes as of January 3, 2009.

(E)	This amount represents the equity component of Cadence’s Convertible Senior Notes, net of tax adjustments to the tax benefit of call options, due to the amortization of debt discount.

(F)	This amount represents the cumulative Net loss impact of the amortization of debt discount and the associated tax adjustments since inception of Cadence’s Convertible Senior Notes.
Cadence Design Systems, Inc.
Impact of Retrospective Adoption of the “Debt with Conversion and Other Options”
Subtopic of the FASB Accounting Standards Codification
On Previously Reported Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 27, 2008
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 27, 2008
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$232,488	$—		$232,488
Costs and expenses	341,660	—		341,660

Loss from operations	(109,172)	—		(109,172)

Interest expense	(3,180)	(3,862	)(G)	(7,042)
Other expense, net	(7,714)	—		(7,714)

Loss before provision for income taxes	(120,066)	(3,862)		(123,928)

Provision for income taxes	49,000	(2,272	)(H)	46,728

Net loss	$(169,066)	$(1,590)		$(170,656)

Basic and diluted net loss per share	$(0.67)			$(0.67)

	Nine Months Ended September 27, 2008
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$811,279	$—		$811,279
Costs and expenses	963,337	—		963,337

Loss from operations	(152,058)	—		(152,058)

Interest expense	(9,055)	(11,641	)(G)	(20,696)
Other expense, net	(3,701)	—		(3,701)

Loss before provision for income taxes	(164,814)	(11,641)		(176,455)

Provision for income taxes	50,269	(4,114	)(H)	46,155

Net loss	$(215,083)	$(7,527)		$(222,610)

Basic and diluted net loss per share	$(0.84)			$(0.87)

(G)	This amount represents the amortization of debt discount, net of the decrease in interest expense associated with the debt issuance costs.

(H)	This amount represents the tax adjustments associated with the increased expense during the period.